UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 23, 2008 (May 22, 2008)

SYMS CORP
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-8546	22-2465228
(Commission File Number)	(IRS Employer Identification No.)

Syms Way, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 902-9600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

      On May 22, 2008, Syms Corp (the “Company”), consummated the acquisition of 67 Greenwich Street in lower Manhattan, a property adjacent to a Company store at 42 Trinity Place, for a purchase price of approximately $8 million. Discussions relating to the acquisition, which were initiated by the owners of 67 Greenwich Street, commenced in 2002. Although the Company does not have any plans to develop the site, it believed it prudent to complete the purchase in order to protect its property at 42 Trinity Place from encroachment. The property at 67 Greenwich Street includes a landmark structure along with appurtenant air rights.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMS CORP

	By:	/s/ Philip A. Piscopo
		Name:	Philip A. Piscopo
		Title:	Vice President, Chief Financial
Officer
Date: May 23, 2008